UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8 - K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2007

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-20800 (Commission File Number)	91-1572822 (IRS Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01 Other Events.
     On October 26, 2007, Sterling Financial Corporation (“Sterling”) announced that it appears unlikely that the pending merger between Sterling and North Valley Bancorp (“North Valley”) will be completed during the fourth quarter of 2007. Sterling has revised its expectation for regulatory approval of the merger based upon recent conversations between Sterling and the Federal Deposit Insurance Corporation (the “FDIC”). Sterling has been asked by the FDIC to strengthen its internal regulatory compliance program to ensure that Sterling’s infrastructure is keeping pace with its growth rate. The FDIC has also informed Sterling that, at this time, it cannot advise Sterling when or if the pending application to merge Sterling Savings Bank with North Valley Bank will be approved.
     Sterling and North Valley are currently in discussions regarding an amendment to the Agreement and Plan of Merger dated April 10, 2007 by and between Sterling and North Valley (the “Merger Agreement”) to extend the date after which either party may terminate the Merger Agreement if the merger has not been consummated, which is currently November 30, 2007; however, no agreement to amend the Merger Agreement has yet been reached.
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S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)
October 26, 2007	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and Principal Financial Officer

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